NIKE, INC.STOCK INCENTIVE PLAN
As amended and restated effective July 17, 2025

1. Purpose. The purpose of this Plan is to enable the Company to attract and retain experienced officers, directors, employees, consultants, advisors, and independent contractors and to provide an incentive for them to apply their best efforts on behalf of the Company. The Plan amends and restates the NIKE, Inc. Stock Incentive Plan, as amended as of June 17, 2020 (the “2020 Plan”) for awards granted on or after the Effective Date, subject to the approval by the Company’s stockholders at the 2025 Annual Meeting.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “2020 Plan” has the meaning set forth in Section 1 of the Plan.

(b) “Accounting Firm” has the meaning given such term in Section 14(x) of the Plan.

(c) “Adjustment Event” has the meaning given such term in Section 12(a) of the Plan.

(d) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(e) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, Other Stock-Based Award or any other award granted under this Plan.

(f) “Award Agreement” means the document(s) or other terms and conditions in a form specified by the Committee by which each Award is evidenced, which may be in written, electronic or in any other form as specified by the Committee.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (i) the failure to substantially perform the Participant’s reasonably assigned duties with the Company or Employer (other than any such failure resulting from incapacity due to physical or mental illness) as determined in the sole discretion of the Company; (ii) commission of any act involving insubordination, fraud, illegality, dishonesty, gross misconduct in the performance of employment duties, or moral turpitude; (iii) the breach of any material Company (or subsidiary) policy or code of conduct as may be adopted from time to time; or (iv) involvement in activities where such activities violate Company (or subsidiary) policy and places the Company at risk or has or could be detrimental to or reflect unfavorably upon the Company or its reputation, brands, services, or products. The Company shall make the determination as to whether a Termination is for Cause, and such determination shall be binding, final and conclusive on all concerned.

(i) “Change in Control” means the occurrence of any of the following events:

(i) during any period of not more than 48 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii) (A) at any time the holders of the Company’s Class A Common Stock, voting as a separate class, have the right to elect a majority of the members of the Board, any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or two or more persons acting in concert, other than the Knight Family, is or becomes a “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the then-outstanding Class A Common Stock of the Company or (B) at any time after the holders of the Company’s Class A Common Stock, voting as a separate class, cease to have the right to elect a majority of the members of the Board, a person or two or more persons acting in concert, other than the Knight Family, becomes the beneficial owner of 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this clause (ii) will not be deemed to be a Change in Control by virtue of the ownership or acquisition of more than 50% of the Company’s then-outstanding Class A Common Stock or Company Voting Securities: (A) by the Company Group, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company Group, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) of this definition) or (E) by any private investor from the Company Group;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by Shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least 50% of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);

(iv) the consummation of a sale of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or

(v) the Company’s stockholders approve a plan resulting in the consummation of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company Group which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company Group such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur. The Committee shall make the determination as to whether a Change in Control will have occurred, and such determination shall be binding, final and conclusive.

(j) “CIC Qualifying Termination” means a Termination of a Participant’s employment or service with the Company (or a Successor Company) and its subsidiaries by the Company (or a Successor Company) or any of its subsidiaries without Cause, or by the Participant for Good Reason, at any time after the earlier of Shareholder Approval, if any, or the Change in Control and on or before the second anniversary of the Change in Control.

(k) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(l) “Committee” means the Compensation Committee of the Board (or any committee of the Board serving a similar function) or any properly delegated subcommittee thereof or, if no such Compensation Committee (or committee of the Board serving a similar function) or subcommittee thereof exists, the Board.

(m) “Common Stock” means the Class B Common Stock, no par value per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged), as adjusted as set forth hereunder.

(n) “Company” means NIKE, Inc., an Oregon corporation, and any successor thereto.

(o) “Company Group” means, collectively, the Company and its subsidiaries.

(p) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(q) “Disability” has the meaning ascribed to such term under Section 22(e)(3) of the Code.

(r) “Effective Date” has the meaning set forth in Section 14(bb) of the Plan.

(s) “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions undertaken to comply with the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the NYSE or any other securities exchange or inter- dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(t) “Eligible Person” means any (i) individual employed by the Employer; provided, however, that no such employee within the United States covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Employer; or (iii) consultant or advisor to any member of the Employer who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

(u) “Employer” means the Company and any parent or subsidiary corporation of the Company (if different from the Company).

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(w) “Excise Tax” has the meaning given such term in Section 14(x) of the Plan.

(x) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(y) “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

(z) “GAAP” means generally accepted accounting principles.

(aa) “Good Reason” means the occurrence (without the Participant’s express written consent) of any of the following:

(i) the assignment of a different title, job or responsibilities that results in a material decrease in the level of responsibility of the award holder after Shareholder Approval, if applicable, or the Change in Control when compared to the award holder’s level of responsibility for the Company’s operations prior to Shareholder Approval, if applicable, or the Change in Control; provided that Good Reason shall not exist if the award holder continues to have the same or a greater general level of responsibility for Company operations after the Change in Control as the award holder had prior to the Change in Control even if the Company operations are a subsidiary or division of the surviving company;

(ii) a reduction in the award holder’s base pay as in effect immediately prior to Shareholder Approval, if applicable, or the Change in Control;

(iii) a material reduction in the award holder’s total target direct compensation (comprising of annual base salary, target annual cash incentives and target long-term stock incentives, as applicable) after Shareholder Approval, if applicable, or the Change in Control compared to the holder’s total target direct compensation as in effect prior to Shareholder Approval, if applicable, or the Change in Control; or

(iv) the award holder is required to be based more than 50 miles from where the award holder’s principal place of employment is located immediately prior to Shareholder Approval, if applicable, or the Change in Control except for required travel on company business to an extent substantially consistent with the business travel obligations which the award holder undertook on behalf of the Company prior to Shareholder Approval, if applicable, or the Change in Control.

Notwithstanding any provision in this Agreement or the Plan to the contrary, a termination of an employment or other service relationship by the award holder will not be for Good Reason unless (1) the award holder notifies the Company in writing of the existence of the condition that the award holder believes constitutes Good Reason within thirty (30) days of the initial existence of such condition (which notice specifically identifies such condition), (2) the Company fails to remedy such condition within thirty (30) days after the date that it receives such notice (the “Remedial Period”), and (3) the award holder actually terminates the award holder’s employment or other service relationship within thirty (30) days after the expiration of the Remedial Period. If the award holder terminates his or her employment or other service relationship before the expiration of the Remedial Period or after the Company remedies the condition, then the award holder’s termination will not be considered to be for Good Reason.

(bb) “Immediate Family Members” has the meaning given such term in Section 14(b)(ii) of the Plan.

(cc) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(dd) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(ee) “Knight Family” means, collectively, Philip H. Knight, and his wife, children, parents and siblings, and any trust, corporation or partnership with respect to his assets established for estate planning purposes, including, for the avoidance of doubt, Swoosh, LLC.

(ff) “Legacy Full Value Award” is a grant, prior to the Effective Date, of one (1) or more shares of Common Stock or a right to receive one (1) or more shares of Common Stock in the future, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and any dividend equivalents or units or rights issued in respect of dividend equivalents; provided, however, that only such shares issued under Awards granted after July 16, 2010 that were in excess of the Legacy Full Value Limit shall be a Legacy Full Value Award. For the avoidance of doubt, no Award granted on or after the Effective Date shall be a Legacy Full Value Award, and no Award (or shares issued under an Award) granted up to and below the Legacy Full Value Limit shall be a Legacy Full Value Award.

(gg) “Legacy Full Value Limit” shall equal twenty-five million (25,000,000) shares of Common Stock plus the number of shares of Common Stock issued pursuant to stock awards under the 2020 Plan (or any predecessor plan) granted on or before July 16, 2010 that were forfeited to the Company or withheld to satisfy tax withholding obligations after July 16, 2010.

(hh) “New Full Value Award” is a grant, on or after the Effective Date, of one (1) or more shares of Common Stock or a right to receive one (1) or more shares of Common Stock in the future, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units and any dividend equivalents or units or rights issued in respect of dividend equivalents.

(ii) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(jj) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(kk) “NYSE” means the New York Stock Exchange.

(ll) “Option” means an Award granted under Section 7 of the Plan.

(mm) “Option Period” has the meaning given such term in Section 7(c)(ii) of the Plan.

(nn) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan that is payable by reference to the value of Common Stock.

(oo) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(pp) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Share or Performance Share Unit under the Plan.

(qq) “Performance Goals” means, for a Performance Period, one (1) or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(rr) “Performance Period” means the one (1) or more periods of time, as the Committee may select, over which the attainment or one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Share or Performance Share Unit.

(ss) “Performance Share” means any Award designated by the Committee as a Performance Share pursuant to Section 11 of the Plan.

(tt) “Performance Share Unit” means any Award designated by the Committee as a Performance Share Unit pursuant to Section 11 of the Plan.

(uu) “Permitted Transferee” has the meaning given such term in Section 14(b)(ii) of the Plan.

(vv) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Company Group, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ww) “Plan” means this NIKE, Inc. Amended and Restated Stock Incentive Plan, as it may be amended from time to time.

(xx) “Restricted Stock” means a share of Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(yy) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(zz) “SAR Period” has the meaning given such term in Section 8(c)(ii) of the Plan.

(aaa) “Section 409A of the Code” has the meaning given such term in Section 14(v)(i) of the Plan.

(bbb) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ccc) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable (or any Successor Company, to the extent applicable).

(ddd) “Shareholder Approval” means approval by the shareholders of the Company of a transaction, the consummation of which would be a Change in Control

(eee) “Share Limit” has the meaning given such term in Section 5(a) of the Plan.

(fff) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ggg) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(hhh) “Substitute Awards” has the meaning given such term in Section 5(d) of the Plan.

(iii) “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Share Limit and the other limits specified in Section 5 shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(jjj) “Successor Company” means an acquiring company or successor to the Company, or the surviving company of a Change in Control, or, if any, the parent or holding company thereof.

(kkk) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

3. Effective Date; Duration. The Plan shall become effective as of the Effective Date, subject to approval by the Company’s stockholders on such date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. In no event may an Incentive Stock Option be granted more than ten (10) years after the Effective Date. If the Plan is not approved by stockholders, the 2020 Plan shall continue to remain in effect in accordance with its terms until the later of (x) the date on which all shares of Common Stock available for issuance under the 2020 Plan have been issued and all restrictions on such shares have lapsed and (y) the tenth (10th) anniversary of the last action by the shareholders approving any amendment to the 2020 Plan or amendment and restatement of the

Plan to increase the number of shares of Common Stock available for issuance under the 2020 Plan; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the 2020 Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee will have the authority in its sole discretion to:

(i) exercise all of the powers granted to it, and make all determinations, under the Plan;

(ii) construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Participant’s Award, (A) the affected Participant shall file a written claim with the Committee for review, explaining the reasons for such claim, and (B) the Committee’s decision must be written and must explain the decision;

(iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(iv) grant, or recommend to the Board for approval to grant, Awards and determine the terms of such Awards;

(v) amend the Plan or any outstanding Award Agreement in any respect including, without limitation, to: (A) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised or waive or amend any vesting terms, (B) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee's rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (C) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities);

(vi) determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 14(v), (A) Awards may be: settled in cash, Common Stock, other securities, other Awards or other property, exercised, or canceled, forfeited or suspended; (B) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee; and (C) Awards may be settled by the Company Group or any of their affiliates or any of their designees; and

(vii) adopt Sub-Plans.

(c) The Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rules 16(b)-3(d)(1) or 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act will be taken only by the Board or by a committee or subcommittee of two (2) or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(d) The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group or any person to whom the Board or Committee delegates its powers, responsibilities or duties, including by resolution (each such Person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including legal fees and expenses) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award granted hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law (including the applicable rules of NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted) or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Person harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter- dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, as of the Effective Date, the maximum number of shares of Common Stock subject to Awards that may be delivered under the Plan is 843,000,000 shares of Common Stock (the “Share Limit”); (ii) subject to Section 12 of the Plan, no more than 843,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year in respect of such Non-Employee Director’s service on the Board, shall not exceed $1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(b) Except as otherwise provided herein and other than with respect to Substitute Awards, any shares of Common Stock subject to an Award which for any reason expires or is forfeited, cancelled, surrendered, or terminated without issuance of shares of Common Stock (including shares of Common Stock attributable to Awards that are settled in cash) shall again be available under the Plan. Shares of Common Stock subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares of Common Stock are: (i) shares of Common Stock that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR; (ii) shares of Common Stock delivered to or withheld by the Company to pay the Exercise Price, the Strike Price, or the withholding taxes related to an outstanding Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of an Option exercise. Any shares of Common Stock subject to a Legacy Full Value Award, as applicable, shall be counted against the Share Limit as 2.8:1 shares of Common Stock for every one (1) share of Common Stock issued in connection with such Award, and every New Full Value Award shall be counted against the Share Limit as 2.5:1 shares of Common Stock for every one (1) share of Common Stock issued in connection with such Award. If shares of Common Stock subject to any such Legacy Full Value Award, as applicable, or New Full Value Award are forfeited, cancelled, surrendered, or terminated without issuance of shares of Common Stock and would otherwise return to the Plan pursuant to this Section 5(b), 2.8 times or 2.5 times the number of shares of Common Stock so forfeited, cancelled, surrendered or terminated shall again be available for issuance under the Plan, respectively.

(c) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(d) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 5(b) above); provided that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company Group prior to such acquisition or combination. Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of any member of the Company Group convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons. The Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted Awards under the Plan and who will become Participants, and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant), or if greater, the par value of a share of Common Stock (determined as of the date of grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the date of grant.

(c) Vesting and Expiration.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, subject to the terms of the Plan.

(ii) Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the date of grant (the “Option Period”). Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Participant who on the date of grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(iii) In the sole discretion of the Committee, any Option that is exercisable but unexercised as of the day immediately before the expiration of the Option Period may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Common Stock on that date. In the event of an automatic exercise, payment of the Exercise Price and any applicable tax withholdings shall be made by a “net exercise” procedure as described in Section 7(d)(ii)(B) below.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised in whole or in part (but with respect to whole shares of Common Stock only) by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or, in the sole discretion of the Committee, shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances ); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (B) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two (2) years after the date of grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Post-Exercise Limitations. The Committee, in its discretion, may provide in an Award Agreement such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share of Common Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or traded.

(h) No Repricing or Reloads. Except as otherwise permitted under Section 12 of the Plan, reducing the Exercise Price of Stock Options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the Exercise Price), will require approval of the Company’s stockholders. The Company will not grant any Stock Options with automatic reload features.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the date of grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee, subject to the terms of the Plan.

(ii) SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the date of grant (the “SAR Period”).

(iii) In the sole discretion of the Committee, any SAR that is exercisable but unexercised as of the day immediately before the expiration of the SAR Period may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Strike Price is less than the Fair Market Value of a share of Common

Stock on that date. In the event of an automatic exercise, payment of the Strike Price and any applicable tax withholdings shall be made as described in Section 8(e) below.

(d) Method of Exercise. SARs which have become exercisable may be exercised in whole or in part (but with respect to whole shares of Common Stock only) by written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. The exercise of a SAR granted in connection with an Option shall cancel the corresponding tandem SAR or Option right with respect to such share of Common Stock, and vice versa.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares of Common Stock subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) No Repricing or Reloads. Except as otherwise permitted under Section 12 of the Plan, reducing the Strike Price of SARs issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the Strike Price), will require approval of the Company’s stockholders. The Company will not grant any SARs with automatic reload features.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (if required by the Committee) an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder of Common Stock with respect to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that the Committee may determine that dividends credited with respect to any shares of Restricted Stock will be subject to the same restrictions (whether time-and/or performance-based) applicable to the underlying shares of Restricted Stock, and held by the Company and delivered (without interest) to the Participant at the time that the restrictions on such Restricted Stock lapse (and that the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent that shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting. Restricted Stock and Restricted Stock Units shall vest, and any applicable vesting period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, subject to the terms of the Plan.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the vesting period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the vesting period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless provided by the Committee in an Award Agreement or otherwise, upon the expiration of the vesting period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the vesting period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in settlement of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of Common Stock as of the date on which the vesting period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalents (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends

(and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate, and subject to such terms, as determined by the Committee. Any accumulated dividend equivalents (and interest thereon, if applicable) may be subject to the same restrictions (whether time-and/or performance-based) applicable to the underlying Restricted Stock Units. In the event that the dividend equivalents are subject to the same restrictions applicable to the underlying Restricted Stock Units, the dividend equivalents will be held by the Company and delivered at the same time as the underlying Restricted Stock Units are settled following the date on which the vesting period lapses with respect to such Restricted Stock Units (and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalents (or interest thereon, if applicable)). An Award Agreement may also provide that dividend equivalents on Restricted Stock Units will be reinvested in additional Restricted Stock Units.

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear any legends required by the Committee, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock.

10. Other Stock-Based Awards. The Committee may issue Other Stock-Based Awards including, without limitation, (a) unrestricted Common Stock, (b) rights to receive grants of Awards at a future date, or (c) other Awards denominated in Common Stock, valued by reference to, or that are otherwise based on the Fair Market Value per share of Common Stock, including, without limitation, Performance Shares or Performance Share Units under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine (including, without limitation, provisions relating to deferred payment). Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(a) of the Plan.

11. Performance Shares and Performance Share Units.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Share or Performance Share Unit.

(b) Discretion of Committee with Respect to Performance Shares and Performance Share Units. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Share or Performance Share Unit to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and any other applicable terms and conditions.

(c) Performance Criteria.

(i) The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one (1) or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but are not limited to, any of the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) sales or net sales; (ii) gross profit or margin; (iii) expenses, including cost of goods sold, operating expenses, marketing and administrative expenses, research and development, restructuring or other special or unusual items, interest, tax expenses, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, product or production quality, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like; (xi) any other objective or subjective performance criteria specified by the Committee; or (xii) any combination of the foregoing.

(ii) The Committee may specify any reasonable definition of the Performance Criteria that it uses, and any one (1) or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one (1) or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one (1) or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this Section 11(c).

(d) Modification of Performance Goal(s). The Committee shall have the authority to specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) any other adjustments specified by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable, the Committee may modify such

Performance Goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted, or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Goals or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee.

(e) Payment of Performance Shares and Performance Share Units.

(i) Condition to Receipt of Payment. A Participant will be eligible for payment in respect of a Performance Share or Performance Share Unit for an applicable Performance Period as provided in the applicable Award Agreement.

(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or as may otherwise be determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Share or Performance Share Unit to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Share or Performance Share Unit has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify that amount of the Performance Shares or Performance Share Units earned for the period. The Committee shall then determine the amount of each Participant’s Performance Shares or Performance Share Units actually payable for the Performance Period, and in so doing, the Committee may make such adjustments to the amount of the Performance Share or Performance Share Unit earned as it determines in its sole discretion.

(iv) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Shares or Performance Share Units granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:

(a) General. In the event (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, affects the shares of Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to prevent a substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award (subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code), including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Without limiting the generality of the foregoing, in connection with an Adjustment Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (I) in exchange for payment in cash, property, or other securities, in the Committee’s sole discretion, having an aggregate Fair Market Value of the shares of Common Stock covered by such Award, reduced by the aggregate Exercise Price, Strike Price, or purchase price thereof, if any, and (II) with respect to any Awards for which the Exercise Price, Strike Price, or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 12(a) shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Section 422 of the Code. Any adjustment made under this Section 12 shall be conclusive and binding for all purposes.

(b) Change in Control. Except as otherwise determined by the Committee at the time of a Change in Control or as provided in an Award Agreement (in each case, other than in the case of an Award the vesting of which is based in whole or part upon the attainment of one or more performance measures), in the event of a Change in Control of the Company, the following provisions will apply:

(i) Unless otherwise provided in the applicable Award Agreement, if the Participant experiences a CIC Qualifying Termination, the Participant’s Awards shall be fully vested and, in the case of an Option or SAR, shall remain exercisable until the earlier of the original expiration date of the Option or SAR and the expiration of four years after the date of the CIC Qualifying Termination; provided that in the case of an Award the vesting of which is based in whole or part upon the attainment of one or more performance measures, such performance measures shall be deemed to have been met at the greater of target and actual level of performance through the date of the Change in Control, as determined by the Committee in its sole discretion. The Committee may require a Participant to enter into an agreement containing restrictive covenants, including without limitation, covenants not to compete, not to solicit customers or employees, not to make use of confidential information, not to disparage the Company, or to cooperate with the Company in responding to claims about which the Participant has knowledge, as a condition to the application of the provisions of this Section 12(b)(i).

(ii) Notwithstanding the foregoing, in the event of a Change in Control, a Participant’s Award will be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (A) settle such Awards for an amount of cash or securities equal to their value, where in the case of Stock Options and SARs, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (B) provide for the assumption of or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (C) modify the terms of such Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; (D) deem any performance conditions satisfied at the greater of target and actual level of performance through the date of the Change in Control, as determined by the Committee in its sole discretion; or (E) provide that for a period of at least twenty (20) days prior to the Change in Control, any Stock Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control, and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void), and that any Stock Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (A) above are (1) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (2) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Stock Options and SARs are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any Stock Option or SAR for which the Exercise Price or Strike Price, as applicable, is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 12(b)(ii) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his or her Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post- closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (provided that adjustments made pursuant to Section 12(a) shall not be subject to this limitation); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements; Plan Document Controls. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom the Award was granted, and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company. The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

(b) Nontransferability.

(i) Each Award shall be exercisable only by such Participant to whom the Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules and procedures as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with Section 14(b)(ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Dividends and Dividend Equivalents. The Committee, in its sole discretion, may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that, with respect to Awards that are subject to achievement of performance goals, any such credited dividends or dividend equivalents may only be paid with respect to the portion of such Awards that is actually earned. Notwithstanding the foregoing, the Committee may determine to subject any dividends, dividend equivalents or other similar payments to the same restrictions (whether time- and/or performance-based) applicable to the underlying Award, and in such case, such amounts shall be held by the Company and delivered to the Participant (with or without interest, as the Committee may determine in its sole discretion) at the time that the underlying Award is settled (and the right to any such accumulated dividends, dividend equivalents, or other similar payments shall be forfeited upon the forfeiture of the Award to which such amounts relate). The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units.

(d) Reserved.

(e) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any other member of the Company Group, and the Company or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability; provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the maximum required statutory withholding liability.

(f) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

(g) No Claim to Awards; No Rights to Continued Employment or Engagement; Waiver. No employee of the Company or any other member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the date of grant.

(h) International Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may, in its sole discretion, amend the terms of the Plan or any outstanding Awards with respect to such Participants and make such modifications, amendments, procedures and Sub-Plans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company Group operates or has employees or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.

(i) Reserved.

(j) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or

National Guard unit) nor a transfer from employment or service with one (1) Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(k) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(l) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

(m) Reserved.

(n) Reserved.

(o) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable (including, without limitation, the granting of equity awards other than under this Plan) and such arrangements may be either applicable generally or only in specific cases.

(p) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan (or with respect to any payments not yet made or shares of common stock not yet transferred) other than as unsecured general creditors of the Company and, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(q) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(r) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company Group except as otherwise specifically provided in such other plan or as required by applicable law.

(s) Governing Law; Venue. The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon. For purposes of litigating any dispute that arises under the Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, the parties hereby submit to and consent to the jurisdiction of, and agree that such litigation shall be conducted in, the courts of Washington County, Oregon or the United States District Court for the District of Oregon. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

(t) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(v) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan be exempt from or, in the alternative, comply with Section 409A of the Code and any Treasury Regulations promulgated thereunder (collectively, “Section 409A of the Code”), and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between this Section 14(v) of the Plan and a provision of any Award or Award Agreement with respect to an Award, this Section 14(v) of the Plan will govern. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group guarantees that Awards under the Plan will comply with Section 409A of the Code or shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code, and for purposes of determining whether the recipient has experienced a separation from service from the Company within the meaning of Section 409A of the Code, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, any delivery or distribution contemplated under this Plan will be made to a Participant who is a “specified employee” (as defined in the NIKE, Inc. Deferred Compensation Plan or any subsequent deferred compensation plan of the Company, as in effect from time to time) at the time of a “separation from service” (within the meaning of Section 409A of the Code) within thirty (30) days following the earlier of (i) the expiration of the six-month period following the Participant’s separation from service, and (ii) the Participant’s death, to the extent such delayed payment is otherwise required to avoid a prohibited distribution under Section 409A of the Code.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, any payment due upon such Change in Control will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A of the Code, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A of the Code, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(iv) Unless otherwise provided by the Committee in an Award Agreement or otherwise, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A of the Code, if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the recipient’s right to the dividend equivalents will be treated separately from the right to other amounts under the award.

(v) The Committee shall have the authority to amend any outstanding Awards to conform to the requirements of Section 409A of the Code but is under no obligation to make any changes to any Awards to cause such compliance.

(w) Clawback/Forfeiture. Unless otherwise provided in the applicable Award Agreement, all awards under the Plan shall be subject to (a) any applicable securities, tax and stock exchange laws, rules and regulations relating to the recoupment or clawback of incentive compensation, (b) the NIKE, Inc. Policy for Recoupment of Incentive Compensation as approved by the Committee and in effect at the time of grant, (c) such other policy for clawback or recoupment of incentive compensation as may subsequently be approved from time to time by the Committee, and (d) any clawback or recoupment provisions set forth in the agreement evidencing the award, and, in each case, in accordance therewith, each Participant may subject to the requirement that Awards be repaid to the Company Group after they have been distributed to the Participant.

(x) Section 280G. If any payment or benefit received or to be received by a Participant (including any payment or benefit received pursuant to this Plan or otherwise) would be, in whole or in part, subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the payments or benefits provided under this Plan or any other agreement pursuant to which the Participant receives payments that give rise to the Excise Tax will either be (i) paid in full, or (ii) reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax. The Company shall reduce or eliminate the payments in the following order of priority in a manner consistent with Section 409A of the Code: (A) first by reducing cash compensation, (B) next from equity compensation, and then (C) pro rata among all remaining payments and benefits, in each case, in reverse order beginning with payments that are to be paid the farthest in time from the determination. The Participant shall receive the greater, on an after-tax basis, of (i) or (ii). In no event will the Company be required to gross up any payment or benefit to the Participant to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax. Unless the Company and the Participant otherwise agree in writing, any parachute payment calculation will be made in writing by the Accounting Firm (as defined below), whose calculations will be conclusive and binding upon the Company and the Participant for all purposes. The Company and the Participant will furnish to the Accounting Firm such information and documents as they may reasonably request in order to make a parachute payment determination. The Accounting Firm also will provide its calculations, together with detailed supporting documentation, both to the Company and to the Participant, before making any payments that may be subject to the Excise Tax. For purposes of this Plan, “Accounting Firm” shall mean the then-current independent auditors of the Company or such other consulting firm or nationally recognized certified public accounting firm as may be designated by the Company.

(y) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award; provided, this limitation will have no impact on the Company’s ability to enforce any clawback policy or provision as contemplated under Section 14(w) of the Plan.

(z) No Third Party Beneficiaries. Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company Group and the recipient of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 4(e) will inure to the benefit of a Indemnifiable Person’s estate and beneficiaries and legatees.

(aa) Gender; Titles and Headings. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(bb) Date of Adoption and Approval of Stockholders. The Plan was adopted by the Board on July 17, 2025 and was approved by the Company’s stockholders on September 9, 2025 (the “Effective Date”).